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                                                                    EXHIBIT 10.5





                 WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT



         THIS WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT (this "Waiver and First Amendment") is dated as of the 16th day of October, 1998 among MEDAPHIS CORPORATION (the "Borrower"), DLJ CAPITAL FUNDING, INC., as the Syndication Agent (the "Syndication Agent"), WACHOVIA BANK, N.A., as Administrative Agent (the "Administrative Agent"; the Syndication Agent and the Administrative Agent are, collectively, the "Agents") and DLJ CAPITAL FUNDING, INC., WACHOVIA BANK, N.A., CREDITANSTALT and TRANSAMERICA BUSINESS CREDIT CORPORATION, as the Lenders (collectively, the "Lenders");


                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Syndication Agent, the Administrative Agent and the Lenders executed and delivered that certain Credit Agreement, dated as of February 13, 1998 the "Credit Agreement");

         WHEREAS, the Borrower has requested that the Agents and the Lenders grant certain waivers under the Credit Agreement, and the Agents and the Lenders have agreed to grant such waivers, subject to the terms and conditions hereof, including the agreement of the Borrower as to the amendments to the Credit Agreement contained herein;

         NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agents and the Lenders hereby covenant and agree as follows:

         1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby. The term "Effective Date" means the date set forth above, but only upon satisfaction of the conditions set forth in Section 15.



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         2.  Waivers Concerning Settlement of Government Investigations.

                  (a) Description of the GFS Investigation. The Borrower has indicated to the Agents and the Lenders that, as disclosed in the Borrower's filings with the Securities and Exchange Commission provided to the Agents and the Lenders pursuant to the Credit Agreement, the Borrower has been the subject of an investigation by the United States Department of Justice and the United States Attorney's office in Grand Rapids, Michigan with respect to Gottlieb's Financial Services, Inc. (the "GFS Investigation"). Gottlieb's Financial Services, Inc.* ("GFS") is a wholly-owned subsidiary of the Borrower and a Subsidiary Guarantor under the Credit Agreement. The Borrower advises the Agents and the Lenders that it has reached preliminary agreement with the United States Department of Justice and the United States Attorney's office in Grand Rapids, Michigan to settle the GFS investigation, which settlement covers all federal and state claims and will involve the payment by the Borrower of from $15 to $17 million, of which $8 to $10 million will be payable in 1998, with the balance payable at $3.5 million in each of 1999 and 2000. The Borrower further advises that an additional payment, anticipated by the Borrower to be less than $50,000, will be required to pay statutory legal fees in the qui tam litigation underlying the GFS Investigation.

         (b) Description of California Investigation. The Borrower advises the Agents and the Lenders that it is in active negotiations, and believes that it is close to reaching agreement, in connection with the investigation conducted by the United States Attorney's office in Los Angeles, California (the "California Investigation"), and that the basic terms of the proposed settlement are:

                  Payment of $1.5 million to the United States in settlement of various civil False Claims Act claims;

                  Payment of $60,000 to the State of California in settlement of various civil False Claims Act claims;

                  Payment of $800,000 to one of the qui tam Relators and her attorneys in settlement of all civil False Claims Act claims, all employment related claims and all statutory attorneys' fees and in return for a general release of all claims, known and unknown, of the Relator against the Borrower or its subsidiaries; and

                  A plea by CompMed (a company acquired by the Borrower and later merged into Medaphis Physician Services Corporation) to one felony count, payment of a fine of


-----------------
*As the Borrower has notified the Agents and the Lenders previously, GFS's name was changed to Medaphis ER Physicians
Services, Inc. on September 29, 1998

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                  approximately $380,000, establishment of a restitution fund in the amount of $650,000 to provide refunds to private carriers, with any balance after 6 months going to the United States and the State of California.

                  Payment of $187,500, plus legal fees estimated at $200,000, to the second qui tam Relator and its attorneys in settlement of all civil False Claims Act claims and all California insurance claims and in return for a general release of all claims.

         The Borrower advises that in connection with the proposed settlements of the GFS and California Investigations, the Office of the Inspector General of Health and Human Services has agreed with the Borrower that the Borrower and its subsidiaries will not be excluded from participation in the Medicare/Medicaid system.

         (c) Waivers Concerning the GFS Investigation and the California Investigation.

                           (i) Section 7.2.2 of the Credit Agreement prohibits
                  the Borrower from creating or incurring any indebtedness, subject to certain exceptions. Section 7.2.2(1) excepts Indebtedness "the terms and conditions of which shall have been approved by the Required Lenders and, unless otherwise approved by the Required Lenders, the Net Debt Proceeds resulting therefrom are applied in accordance with clause (c) of Section 3.1.1." As of the Effective Date, the Agents and the Lenders hereby (x) approve the deferral under the settlement proposals and (y) acknowledge that they believe that the proposed settlement will constitute Permitted Indebtedness within the meaning of the Credit Agreement, for purposes of Section 7.2.2 of the Credit Agreement.

                           (ii) Section 7.1.1(e) of the Credit Agreement
                  requires that the Borrower give the Administrative Agent notice of "the occurrence of any adverse development which could reasonably be expected to have a Material Adverse Effect with respect to any litigation, action or proceeding described in any filing of the Borrower...filed with the SEC prior to
                  February 13, 1998... .". As of the Effective Date, the Agents
                  and the Lenders hereby acknowledge that neither the settlement of the GFS Investigation nor the settlement of the California Investigation is an adverse development within the meaning of
                  Section 7.1.1(e) of the Credit Agreement.

                           (iii) Section 6.5(c) of the Credit Agreement contains
                  a representation and warranty by the Borrower that "no Development has occurred since December 31, 1997 that has resulted, or could reasonably be expected

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                  to result in, a Material Adverse Effect". As a condition
                  precedent to any Credit Extension, Section 5.2.1(a) of the Credit Agreement requires, among other things, that such representation and warranty be true and correct in all material respects as if made both immediately before and after giving effect to such Credit Extension; and Section 5.2.2 of the Credit Agreement indicates that the delivery of a request for a Credit Extension and the acceptance of the benefits constitutes a representation and warranty that such condition is satisfied in all material respects. As of the Effective Date, the Agents and the Lenders hereby acknowledge that (x) neither of such settlements would be considered a development that could reasonably be expected to have a Material Adverse Effect within the meaning of Section 6.5(c) and (y) the settlement of either of such investigations would not result in (1) the failure of the condition precedent to Credit Extensions set forth in Section 5.2(a) to be satisfied in connection with any Credit Extension or (2) the making by the Borrower in connection with a Credit Extension of a materially inaccurate representation and warranty that constitutes an Event of Default under Section 8.1.2 of the Credit Agreement.

         3.  Waiver Concerning Financial Covenants.

         (a) Description of Anticipated Breach of Financial Covenants. The Borrower advises the Agents and the Lenders that, based upon current forecasts, it is possible that the Borrower will not meet the financial covenants set forth in Section 7.2.4 of the Credit Agreement. The financial covenants include a maximum Leverage Ratio, minimum Interest Coverage Ratio, minimum EBITDA and minimum Net Worth. The Borrower advises that if the proposed settlements of the GFS Investigation and the California Investigation were to be accrued in the third quarter, it is possible that the Borrower would not meet the financial covenants regardless of third quarter performance.

         (b) Waiver of Anticipated Breach of Financial Covenants. As of the Effective Date, the Agents and the Lenders hereby (i) waive compliance with the financial covenants of Section 7.2.4 for the Fiscal Quarter ended September 30, 1998 and (ii) agree that, as a result of such waiver, such non-compliance will not constitute a Default or an Event of Default under Section 8.1.3 of the Credit Agreement for such Fiscal Quarter.

         4. Sale of MSC.

         (a) Description of Proposed Sale of MSC. The Borrower advises the Agents and the Lenders that it is considering the sale of its Medaphis Services Corporation ("MSC") subsidiary for cash. If a decision is made to proceed with such sale, the Borrower would anticipate closing the sale during the fourth quarter of 1998. Section 7.2.12 of the Credit Agreement

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prohibits the sale of assets in excess of $5 million, subject to certain exceptions, none of which is applicable to the sale of MSC. The Borrower anticipates a sales price for MSC exceeding $100 million.

         (b) Consent to Sale of MSC. As of the Effective Date, the Agent and the Lenders (i) consent to the proposed sale of MSC and (ii) waive compliance with
Section 7.2.12 so as to allow the sale, for cash, of MSC and subsequent application of proceeds to pay down the Credit Facility, and (iii) agree that in connection with such sale, the Administrative Agent shall release MSC from the Subsidiary Guaranty and release MSC's assets and the capital stock in MSC from the Collateral; provided that (x) the Net Disposition Proceeds be used immediately upon closing of the sale to pay in full all Obligations under the Credit Facility, (y) on the date of such payment, the Commitments of all Lenders other than Wachovia Bank, N.A. be terminated, and that the Commitment of Wachovia Bank, N.A. be reduced to an amount acceptable to Wachovia Bank, N.A., in its sole and absolute discretion, and (z) from and after the date of such sale, until all Letters of Credit are surrendered for cancellation or expire, the Borrower shall maintain with the Administrative Agent at all times cash collateral in an amount not less than the undrawn amount of all Letter of Credit Outstandings (and to the extent of any drawings under the Letters of Credit, the Administrative Agent is expressly authorized, without notice to the Borrower, to apply such cash collateral in payment of the related reimbursement obligation).

         5. Amendment to Section 1.1. As of the Effective Date, Section 1.1 of the Credit Agreement hereby is amended by deleting the definition of "Applicable Margin" and substituting the following therefor:

         "Applicable Margin" means at all times during the applicable periods set forth below:

                  (a) with respect to the unpaid principal amount of each Loan maintained as a Base Rate Loan, 1.75% per annum; and

                  (b) with respect to the unpaid principal amount of each Loan maintained as a LIBO Rate Loan, 3.0% per annum.

         6. New Section 8.1.11. As of the Effective Date, a new Section 8.1.11 hereby is added to the Credit Agreement, as follows:

         SECTION 8.1.11. Failure to Sell MSC. Either (i) the Borrower fails to close a sale of Medaphis Services Corporation for cash, as contemplated in Section 4(a) of the Waiver and First Amendment by and among the Borrower, the Agents and the Lenders dated as of October 16, 1998, or
         (ii) any of the conditions set forth in the proviso contained in
         Section 4(b) of such Waiver and First Amendment shall not be

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         satisfied in connection with such sale, in each case on or before
         December 15, 1998.

         7. Restatement of Representations and Warranties. As of the Effective Date, and after giving effect to the terms hereof, the Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Waiver and First Amendment and all other loan documents executed and/or delivered in connection herewith.

         8. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

         9. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

         10. Counterparts. This Waiver and First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         11. Section References. Section titles and references used in this Waiver and First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

         12. No Default. To induce the Agents and the Lenders to enter into this Waiver and First Amendment and to continue to make credit accommodations available to the Borrower pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the Effective Date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and
(ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other Obligations of the Borrower owed to the Lenders under the Credit Agreement.

         13. Further Assurances. The Borrower agrees to take such further actions as the Agents shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrower.


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         14. Governing Law. This Waiver and First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of New York.

         15. Conditions Precedent. This Waiver and First Amendment shall become effective only upon (i) execution and delivery of this Waiver and First Amendment by the Borrower, the Agents and the Required Lenders, (ii) execution and delivery of the Consent and Reaffirmation of Guarantors at the end hereof by each of the Guarantors, (iii) the payment to the Administrative Agent, for its own account, of a waiver and amendment structuring and processing fee, and reimbursement to the Administrative Agent for reasonable attorney's fees and expenses incurred by it in connection with this Waiver and First Amendment, pursuant to the letter agreement between the Borrower and the Administrative Agent dated as of October 16, 1998, and (iv) the payment to the Administrative Agent, for the ratable account of the Lenders, of a waiver and amendment fee of $250,000.
















                       [SIGNATURES CONTAINED ON NEXT PAGE]


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         IN WITNESS WHEREOF, the Borrower, the Agents and each of the Lenders has caused this Waiver and First Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

                                 MEDAPHIS CORPORATION,
                                 as Borrower                        (SEAL)


                                 By: /s/ WAYNE A. TANNER
                                     -----------------------------
                                     Title: EVP and CFO


                                 DLJ  CAPITAL FUNDING, INC.,
                                 as Syndication Agent and
                                 as a Lender                        (SEAL)


                                 By: /s/ DANA F. KLEIN
                                     -----------------------------
                                     Title: Vice President


                                 WACHOVIA BANK, N.A.,
                                 as Administrative Agent and
                                 as a Lender                        (SEAL)


                                 By: /s/ ANN B. EDWARDS
                                     -----------------------------
                                     Title: Assistant Vice President

                                 CREDITANSTALT,
                                 as a Lender                        (SEAL)


                                 By: /s/
                                     -----------------------------
                                     Title:

                                 TRANSAMERICA BUSINESS CREDIT
                                 CORPORATION,
                                 as a Lender                        (SEAL)


                                 By: /s/ PERRY VAVOULES
                                     -----------------------------
                                     Title: Senior Vice President




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                     CONSENT AND REAFFIRMATION OF GUARANTORS

     Each of the undersigned (i) acknowledges receipt of the foregoing Waiver and First Amendment to Credit Agreement (the "Waiver and First Amendment"), (ii) consents to the execution and delivery of the Waiver and First Amendment by the parties thereto and (iii) reaffirms all of its obligations and covenants under the Subsidiary Guaranty dated as of February 13, 1998 executed by it, and agrees that none of such obligations and covenants shall be affected by the execution and delivery of the Waiver and First Amendment. This Consent and Reaffirmation may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                            IMPACT INNOVATIONS GROUP, INC.
                            (formerly known as BSG Government
                            Solutions, Inc.)                              (SEAL)


                            By: /s/ WAYNE A. TANNER
                                ---------------------------------
                                Title: EVP and CFO

                            CONSORT TECHNOLOGIES, INC.                    (SEAL)


                            By: /s/ WAYNE A. TANNER
                                ---------------------------------
                                Title: EVP and CFO

                            MEDAPHIS ER PHYSICIANS SERVICES, INC.
                                    (formerly known as Gottleib's
                            Financial Services Inc.)                      (SEAL)


                            By: /s/ WAYNE A. TANNER
                                ---------------------------------
                                Title: EVP and CFO

                            HEALTH DATA SCIENCES CORPORATION              (SEAL)


                            By: /s/ WAYNE A. TANNER
                                ---------------------------------
                                Title: EVP and CFO

                            MEDAPHIS HEALTHCARE INFORMATION
                            TECHNOLOGY COMPANY                            (SEAL)


                            By: /s/ WAYNE A. TANNER
                                ---------------------------------
                                Title: EVP and CFO

                            MEDAPHIS SERVICES CORPORATION                 (SEAL)


                            By: /s/ WAYNE A. TANNER
                                ---------------------------------
                                Title: EVP and CFO

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                            MEDAPHIS PHYSICIAN SERVICES CORPORATION       (SEAL)


                            By: /s/ WAYNE A. TANNER
                                -------------------------------------
                                Title: EVP and CFO

                            NATIONAL HEALTHCARE TECHNOLOGIES, INC.        (SEAL)


                            By: /s/ WAYNE A. TANNER
                                -------------------------------------
                                Title: EVP and CFO

                            ASSETCARE, INC.                               (SEAL)


                            By: /s/ WAYNE A. TANNER
                                -------------------------------------
                                Title: EVP and CFO

                            AUTOMATION ATWORK                             (SEAL)


                            By: /s/ WAYNE A. TANNER
                                -------------------------------------
                                Title: EVP and CFO

                            IMPACT INNOVATIONS GROUP, INC.
                            (formerly known as BSG Alliance/IT, Inc.)     (SEAL)


                            By: /s/ WAYNE A. TANNER
                                -------------------------------------
                                 Title: EVP and CFO

                            IMPACT INNOVATION HOLDINGS, INC.
                            (formerly known as BSG Corporation)           (SEAL)


                            By: /s/ WAYNE A. TANNER
                                -------------------------------------
                                 Title: EVP and CFO




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